**JANUARY 2, 2016**

**LIEW KOK HONG**
No. 11, Jalan Lagenda Mas 22,
Taman Lagenda Mas,
43200 Cheras,
Kuala Lumpur

---

**Umatrin Holding Limited**
315 Madison Ave,
3rd Floor, PMB#3050,
NY 10017,
New York

**BY HAND**

**RE: RESIGNATION AS PRESIDENT, CEO AND CFO, DIRECTOR**

I refer to the above matter.

I hereby tender my resignation as President, CEO and CFO and Director of Umatrin Holding Limited with immediate effect.

Thank you.

Yours faithfully,

--------------------------------

Dato' Liew Kok Hong
NRIC No. 741112-08-5175